Exhibit 99.6

FAQ: Acquisiiton

EMPLOYEE FAQ: ACQUISITION OF DIGITAL RIVER

GENERAL ANNOUNCEMENT

Digital River announced that it has entered in a definitive merger agreement to be acquired by an investor group led by a private equity firm named Siris Capital Group. When this transaction is complete, Digital River will become a private company, wholly owned by an affiliate of this investor group led by Siris Capital.

FREQUENTLY ASKED QUESTIONS

Who is Siris Capital?

Siris Capital is a leading private equity firm focused on making control investments in data/telecommunications, technology and technology-enabled business service companies. Siris has extensive experience and a tremendous track record of financial success in acquiring companies with a mix of mature and growth businesses as well as with significant customer concentration. The firm was founded by Frank Baker, Peter Berger and Jeffrey Hendren.  Other companies they’ve recently acquired include Pulse Secure (secure enterprise connectivity solutions, including VPN and network access software), Tekelec (core telecom infrastructure software), Transaction Network Services (“TNS”) (value-added network services for the telecom, payments and financial services verticals) and Stratus Technologies (fault tolerant and high-availability servers).

What does it mean to be a private company?

Following completion of the transaction Digital River’s stock will no longer be traded on the public market, or owned by public shareholders. Instead Digital River will become a private company, wholly owned by an affiliate of an investor group led by Siris Capital.

When is the acquisition expected to close?

This transaction is expected to close as soon as we receive the necessary regulatory and shareholder approvals and satisfy certain other customary closing conditions, which we currently anticipate will be in the first quarter of 2015. Until the transaction is completed, Digital River will continue to operate as a publicly-traded company.

Why does this acquisition make sense for Digital River?

After a thorough evaluation — including considering the benefits to our business, clients, shareholders and employees — our Board of Directors and executive management decided that having an experienced industry partner like Siris and becoming a private company offers some important advantages. It will enable us to:

•                  Sharpen our focus so we can execute more aggressively on long-term, high-potential opportunities;

•                  Accelerate our product and technology transformation; and ultimately

•                  Deliver more value, more quickly for our clients.

How does this change Digital River’s overall business focus and growth strategy?

Siris has agreed to acquire Digital River because it believes in our business and transformation strategy and the opportunities we have to create value and growth in the commerce marketplace. We expect that our business strategy will remain as is, but we expect to sharpen our focus around fewer longer-term, high-potential global opportunities, accelerate our transformation and deliver more value for clients. The management team will direct enhanced attention to aligning our product roadmap with client needs, refining our go-to-market strategy based on our competitive positioning and achieving profitable growth across our business segments.  Our work will be guided by our same mission, vision and values.

Will there be changes in executive leadership as a result of the acquisition?

Siris has a track record of investing in companies that have strong management teams and then working with those teams to accelerate their strategies and create more value, more quickly.  We do not expect changes to Digital River’s management team at this time.

What implications will the acquisition have for Digital River’s international business?

International expansion has been, and will continue to be, an important part of our growth strategy. We intend to grow globally in areas that make the most sense for us as a company, including EMEA and Asia Pacific. Our product management team will continue to help us define market requirements and identify countries that will deliver the best return on our investment and greatest value for our clients.

How will this change in ownership affect our transformation plans? Will it change our plans to evolve Digital River into a product centric company?

We intend to move forward with our plans to transform Digital River to a product centric company. In fact, we believe this process will help us accelerate our product-centric transformation.

What are the terms of the acquisition?

An investor group led by Siris has agreed to acquire all of the outstanding shares of Digital River for $26.00 per share in cash, valuing the company at approximately $840 million.

What is the premium?

The $26.00 per share price represents a premium of:

•                  Approximately 50% to the latest closing price of $17.38 on October 23, 2014; and

•                  Approximately 67% premium over Digital River’s volume weighted average share price during the 90 days ended October 23, 2014.

Was this transaction approved by Digital River’s Board of Directors?

Yes.

What is a “go-shop” period?

For 45 days following the announcement of our agreement with Siris — also referred to as a “go-shop” period —Digital River may solicit alternative acquisition proposals from other third parties.

Will Digital River maintain its headquarters out of Minnetonka, MN?

There are no plans to change the location of our headquarters location at this time.

As part of the acquisition will there be office closures?

There are no plans to close offices at this time.

Will there be any organizational changes as a result of the acquisition?

There are no organizational changes planned at this time.

How will our benefit programs change?

We do not anticipate any changes to our benefits at this time. However, following the close of the transaction, our Employee Stock Purchase Plan (ESPP) will end, as we will no longer be a public company.

How will employee equity be impacted by the acquisition?

Under the merger agreement, employee equity (other than options) will vest and be cashed out at the $26 per share merger consideration if the transaction closes. Options will vest and be cashed out at the excess of the merger consideration over the exercise price of such option. If a new bidder emerges and the board accepts a new offer, terms may change.

Will my compensation structure change?

We do not anticipate any changes to the compensation and benefits available to employees at this time. Siris will be working closely with the Digital River executive management to implement new incentive and bonus programs post transaction.  We expect that any changes to our compensation structure will be compelling and market-competitive.

How does this acquisition impact Digital River clients?

Meeting the needs of our clients remains our number one priority. Digital River clients should see no operational impact to their commerce, payments or marketing solutions. In fact, it’s important that we all stay focused on our clients and delivering the world-class service that they have come to expect from Digital River.

Client contacts will remain the same. All current contracts will remain in place and there will be no change in our business agreements with clients. We are providing all account managers with talking points for discussing the announcement with our clients.

What should I do if I receive calls from members of the media or members of the investor community?

No employees, other than approved corporate spokespeople, should make comments about the acquisition.

•                  If you are contacted by the media or any other outside parties, please direct the inquiry to Gerri Dyrek (952-225-3719).

•                  If you are contacted by an investor or analyst, please direct the inquiry to Melissa Fisher (952-225-3351).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Digital River.  In connection with the proposed merger, Digital River intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.  Following the filing of the definitive proxy statement with the SEC, Digital River will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT DIGITAL RIVER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIGITAL RIVER AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Digital River with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Digital River’s website, www.digitalriver.com, or by contacting Investor Relations by directing a request to Digital River, Inc., Attention: Investor Relations, 10380 Bren Road West, Minnetonka, MN 55343, or by calling 952-225-3351.

Digital River and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital River’s stockholders with respect to the proposed merger. Information about Digital River’s directors and executive officers and their ownership of Digital River’s common stock is set forth in the proxy statement for Digital River’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.